UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 15, 2016

SALEM MEDIA GROUP, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

KTRB(AM) Related Party Local Marketing Agreement

On December 15, 2016, New Inspiration Broadcasting Company, Inc., a subsidiary of Salem Media Group, Inc. (“Company”) entered into a related party local marketing agreement (“LMA”) with East Bay Broadcasting, LLC, a California limited liability company owned by Edward G. Atsinger III, Chief Executive Officer of the Company, and Stuart W. Epperson, Chairman of the Board of the Company.  The LMA allows the Company to program radio station KTRB(AM)  (the “Station”) in the San Francisco, CA market on the terms specified below.

The Nominating and Corporate Governance Committee (the “Committee”) of the Company reviewed the previous local marketing agreement for the Station that was entered into between the prior licensee of the Station and another programmer (unrelated to Company) that expired as of June 30, 2016.  Based on this review, the Committee determined that the terms of the transaction were no less favorable to the Company than those that would be available in a comparable transaction in arm’s length dealings with an unrelated third party.  The material terms of the LMA are as follows:

LMA Commencement	Term	Station	Monthly Fee (1)
December 15, 2016	Six (6) years	KTRB(AM) FCC ID: 66246	Year 1: $25,000 Year 2: $26,500 Year 3: $28,000 Year 4: $29,500 Year 5: $31,000 Year 6: $32,500

(1)	In addition to the monthly fee, Company shall also be responsible for all reasonable out-of-pocket costs and expenses associated with or arising out of the operation of the Station.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
10.1	Local Marketing Agreement dated December 15, 2016 between New Inspiration Broadcasting Company, Inc. and East Bay Broadcasting, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: December 20, 2016	/s/Christopher J. Henderson
Christopher J. Henderson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Local Marketing Agreement dated December 15, 2016 between New Inspiration Broadcasting Company, Inc. and East Bay Broadcasting, LLC.